EXHIBIT 10.18









                            SERVICING AGREEMENT

                                RELATING TO

                           N.A.F. AUTO LOAN TRUST


                                   among


                           N.A.F. AUTO LOAN TRUST
                                as Borrower


                        J-HAWK SERVICING CORPORATION
                                as Servicer


                     NATIONAL AUTO FUNDING CORPORATION


                                    and


                         CONTITRADE SERVICES L.L.C.
                                 as Lender



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                          Dated as of May 17, 1996

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                              TABLE OF CONTENTS


                                                                        Page

ARTICLE I      DEFINITIONS...............................................  1

      Section 1.1.    Definitions........................................  1
      Section 1.2.    Usage of Terms.....................................  4
      Section 1.3.    Calculations.......................................  5
      Section 1.4.    Section References.................................  5
      Section 1.5.    No Recourse........................................  5

ARTICLE II     ADMINISTRATION AND SERVICING OF CONTRACTS.................  5

      Section 2.1.    Duties of the Servicer.............................  5
      Section 2.2.    Collection of Contract Payments; Modification and
                      Amendment of Contracts; Lockbox Agreements.........  6
      Section 2.3.    Realization Upon Contracts.........................  8
      Section 2.4.    Insurance..........................................  9
      Section 2.5.    Maintenance of Security Interests in Vehicles...... 10
      Section 2.6.    Covenants, Representations and Warranties of
                      Servicer........................................... 10
      Section 2.7.    Indemnification.................................... 13
      Section 2.8.    Servicing Fee; Payment of Certain Expenses by
                      Servicer........................................... 13
      Section 2.9.    Servicer's Certificate............................. 13
      Section 2.10.   Quarterly Statement as to Compliance; Notice of
                      Servicer Termination Event......................... 13
      Section 2.11.   Annual Independent Accountants' Report............. 14
      Section 2.12.   Access to Certain Documentation and Information
                      Regarding Contracts................................ 15
      Section 2.13.   Provision of Information........................... 15
      Section 2.14.   Fidelity Bond...................................... 16
      Section 2.15.   Sub-Servicing Agreements Between Servicer and
                      Sub-Servicers...................................... 16
      Section 2.16.   Successor Sub-Servicers............................ 16
      Section 2.17.   Liability of Servicer.............................. 17
      Section 2.18. No Contractual Relationship Between Sub-Servicer and Trust, the Backup Servicer, the Lender, or the
                      Collateral Agent................................... 17
      Section 2.19.   Assumption or Termination of Sub-Servicing Agreement
                      by Backup Servicer................................. 17

ARTICLE III    LIABILITY AND INDEMNITIES................................. 18

      Section 3.1.    Liability of Servicer; Indemnities................. 18
      Section 3.2.    Merger or Consolidation of, or Assumption of the
                      Obligations of, the Servicer or Backup Servicer.... 18


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      Section 3.3.    Limitation on Liability of Servicer, Backup Servicer
                      and Others......................................... 20
      Section 3.4.    Delegation of Duties............................... 20
      Section 3.5.    Servicer and Backup Servicer Not to Resign......... 20

ARTICLE IV     SERVICER TERMINATION EVENTS............................... 21

      Section 4.1.    Servicer Termination Event......................... 21
      Section 4.2.    Consequences of a Servicer Termination Event....... 22
      Section 4.3.    Appointment of Successor........................... 23
      Section 4.4.    Waiver of Past Defaults............................ 24

ARTICLE V      MISCELLANEOUS PROVISIONS.................................. 24

      Section 5.1.    Amendment.......................................... 24
      Section 5.2.    Governing Law...................................... 24
      Section 5.3.    Severability of Provisions......................... 24
      Section 5.4.    Assignment......................................... 25
      Section 5.5.    Governing Law; Waiver.............................. 25
      Section 5.6.    Counterparts....................................... 26
      Section 5.7.    Notices............................................ 26
      Section 5.8.    Successors and Assigns............................. 26




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              THIS SERVICING AGREEMENT ("this Agreement"), dated as of May 17,
1996, among N.A.F. AUTO LOAN TRUST, (the "Trust"), a Delaware business trust formed pursuant to the Amended and Restated Trust Agreement dated as of November 10, 1994 (the "Trust Agreement") among National Auto Funding I, L.P., a Texas limited partnership, National Auto Funding II, L.P., a Texas limited partnership and Delaware Trust Company, not in its individual capacity unless expressly stated therein but solely as owner trustee, (the "Owner Trustee"), J-HAWK SERVICING CORPORATION, a Texas corporation ("J-Hawk") (in its capacity as Servicer, the "Servicer"), NATIONAL AUTO FUNDING CORPORATION, a Delaware corporation ("NAF Corp."), CONTITRADE SERVICES L.L.C., a Delaware limited liability company, as Lender (the "Lender") and, on and after the Backup Servicer Effective Date, the Backup Servicer.

              WHEREAS, the Borrower is entering into a Warehouse Credit Agreement dated as of May 10, 1996 (the "Credit Agreement") with the Lender.

              WHEREAS, the Servicer has agreed to service the Contracts,

              NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Servicer, and the Backup Servicer hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

              Section 1.1. Definitions. As used in this Agreement, defined terms have their respective meanings as set forth in the Definitions List attached to the Credit Agreement, or as set forth below:

              Accountants' Report: The report of a firm of nationally recognized independent accountants described in Section 2.11.

              Backup Servicer: On and after the Backup Servicer Effective Date, the Person identified in writing by the Servicer with the approval of the Lender.

              Backup Servicer Effective Date: The date on which the Back-up Servicer assumes its duties and obligations hereunder. The Backup Servicer will join as a party pursuant to a joinder agreement among the Backup Servicer and the parties hereto, the terms of which shall be consented to by the Lender.

              Basic Servicing Fee: With respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the sum of the Principal Balances for all


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Contracts (other than any Contract which was 120 or more days delinquent as of the first day of such Collection Period) as of the first day of the Collection Period.

              Basic Servicing Fee Rate: 2.10% per annum, payable monthly at one-twelfth of the annual rate.

              Blanket Policy: Shall have the meaning set forth in Section
2.4(c).

              Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Contracts during the related Collection Period, including all Recoveries collected during the related Collection Period.

              Collection Account: The account designated as the Collection Account in, and which is established and maintained pursuant to, the Paying Agent Agreement.

              Collection Records: Computer generated records relating to collection efforts, payment histories and account activity with respect to the Contracts.

              Cram Down Loss: With respect to a Contract, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Contract or otherwise modifying or restructuring the scheduled payments to be made on a Contract, an amount equal to the excess of the principal balance of such Contract immediately prior to such order over the principal balance of such Contract as so reduced. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

              Dealer: A seller of new or used automobiles or light trucks that originated one or more of the Contracts and sold the respective Contract, directly or indirectly, to NAF Corp.

              Electronic Ledger: The electronic master record of the retail installment sales contracts or installment loans of the Servicer.

              Eligible Servicer: J-Hawk, the Backup Servicer or another Person which at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Contracts, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Contracts with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

              Independent Accountants: Shall have the meaning set forth in
Section 2.11(a).

              Insurance Policies: All insurance policies covering physical damage, theft, mechanical breakdown or similar event with respect to a Vehicle or loss of such Vehicle or


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credit life or credit disability insurance with respect to payments due on a
Contract or otherwise benefiting the holder of the Contracts.

              J-Hawk:  J-Hawk Servicing Corporation, a Texas corporation.

              Lien Certificate: With respect to a Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

              Lockbox Bank: Marine National Bank or any other depository institution named by the Servicer and acceptable to the Lender and NAF Corp..

              N.A.F. Program Administration Manual: The N.A.F. Program Administration Manual in effect as of the date hereof, as modified from time to time.

              Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Lender, which opinion is acceptable in form and substance to the Lender.

              Paying Agent: TCB, acting in its capacity as paying agent under the Paying Agent Agreement.

              Paying Agent Agreement: The Paying Agent Agreement dated as of May 17, 1996 among Borrower, Lender and the Paying Agent.

              Recoveries: With respect to a Liquidated Contract, all amounts realized with respect to such Contract net of amounts that are legally required to be refunded to the Obligor on such Contract and net of the Servicer's expenses in connection with such liquidation; provided, however, that the Recoveries with respect to any Contract shall in no event be less than zero.

              Registrar of Titles: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

              Servicer:  J-Hawk Servicing Corporation, a Texas corporation.

              Servicing Procedures Manual: The servicing manual previously delivered to the Lender, as amended from time to time.

              Servicing Records: All records and data maintained in electronic form by the Servicer with respect to the Contracts, including the following with respect to each Contract: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date;


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first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; Collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Payment; current Insurance Policy expiration date; and past due late charges.

              Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 2.9, substantially in the form attached hereto as Exhibit A.

              Simple Interest Method: The method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to (a) the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made plus (b) accrued and unpaid interest.

              Sub-Servicer: Any Sub-Servicer appointed by the Servicer pursuant to Section 2.15.

              Sub-Servicing Agreement: Any Sub-Servicing Agreement entered into pursuant to Section 2.15. The terms of such Sub-Servicing Agreement shall be approved by the Lender.

              Supplemental Servicing Fee: With respect to any Collection Period all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Contracts during such Collection Period which have been approved by NAF Corp. for payment to the Servicer.

              Section 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

              Vehicle: A new or used automobile or light truck, van or mini-van together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Contract.

              Section 1.3. Calculations. All calculations of the amount of the Basic Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months.



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              Section 1.4. Section References. All references to Articles,
Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

              Section 1.5. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer, or director, as such, of the Borrower, NAF Corp., the Servicer or the Lender or of any such stockholder, officer or director of any predecessor or successor of any of them.


                                  ARTICLE II
                   ADMINISTRATION AND SERVICING OF CONTRACTS

              Section 2.1. Duties of the Servicer. (a) The Servicer, either directly or through one or more Sub-Servicers, is hereby authorized to act as agent for the Borrower and in such capacity shall manage, service, administer and make collections on the Contracts, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others in accordance with N.A.F.'s Program Administration Manual as in effect at the current time for servicing all its other comparable motor vehicle receivables or, if not addressed therein, then in the Servicing Procedures Manual. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment statements to Obligors, reporting any required tax information to Obligors, policing the Collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Collateral Agent and the Lender with respect to distributions, monitoring the status of Insurance Policies with respect to the Vehicles, providing information as required hereby, cooperating with the reasonable requests of the Lender and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Contracts provided for in the Loan Origination Agreements, the Dealer Assignments and the Insurance Policies, to the extent that such Loan Origination Agreements, Dealer Assignments and Insurance Policies relate to the Contracts, the Vehicles or the Obligors.

              The Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Contracts through a Sub-Servicer as it may from time to time designate with the approval of the Lender, but no such designation of a Sub-Servicer shall serve to release the Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have all the rights and powers of the Servicer with respect to such Contracts under this Agreement.

              To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures


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and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Borrower to execute and deliver, on behalf of the Borrower, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts and with respect to the Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Contract or waive the right to collect the unpaid balance of any Contract from the Obligor, except that the Servicer may forego collection efforts if the amount reasonably expected to be recovered by the Servicer (net of the Servicer's expenses) is de minimis and if it would forego collection in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Borrower, a legal proceeding to enforce a Contract pursuant to Section 2.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Contract, an Obligor or a Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Collateral Agent shall thereupon be deemed to have automatically assigned such Contract to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Borrower to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.

              Section 2.2. Collection of Contract Payments; Modification and Amendment of Contracts; Lockbox Agreements. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Contracts, the Loan Origination Agreements, the Dealer Assignments, the Insurance Policies and the other Collateral in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Borrower with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Contract.

              (b) (i) The Servicer may at any time agree to a modification or amendment of a Contract in order to (x) change the Obligor's regular due date to a date within 30 days in which such due date occurs or (y) re-amortize the scheduled payments on the Contract following a partial prepayment of principal.

                  (ii) The Servicer may grant payment extensions on, or other modifications or amendments to, a Contract (including those modifications permitted by Section 2.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Contract, will maximize the amount to be received by the Borrower with respect to such Contract, and is otherwise in the best interests of the Borrower.



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              Notwithstanding the foregoing, no Contract which has previously been modified may be modified pursuant to this Section without the Lender's prior written consent.

              Any Contract which is modified pursuant to this Section is referred to as a "Modified Contract."

              (c) The Servicer shall use its best efforts to cause Obligors to make all payments on the Contracts, whether by check or through the Automated Clearing House (ACH) system, to be made directly to one or more Lockbox Banks, acting as agent for the Lender pursuant to a Lockbox Agreement. The Servicer shall use its best efforts to cause any Lockbox Bank to deposit all payments on the Contracts in the Lockbox Account on the Business Day of receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account, no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Lender an Eligible Deposit Account satisfying clause (i) of the definition thereof.

              The Servicer has notified each Obligor with respect to the Contracts Serviced by the Servicer on the Closing Date to make such payments thereafter directly to the Lockbox Bank.

              Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Borrower and the Lender for servicing and administering the Contracts and the other Collateral in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

              In the event the Servicer shall for any reason no longer be acting as such, the Backup Servicer or successor Servicer shall thereupon assume all of the rights and, from the date of assumption, all of the obligations of the outgoing Servicer under the Lockbox Agreement. The Backup Servicer or any other successor Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Borrower, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Lender elects to change the identity of the Lockbox Bank, the Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Lender, to the Collateral Agent or a successor Lockbox Bank, all documents and records relating to the Contracts and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the


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Servicer shall notify the Obligors to make payments to the Lockbox Account established by the successor.

              (d) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lockbox Account, without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

              Section 2.3. Realization Upon Contracts. (a) Consistent with the standards, policies and procedures required by this Agreement, the N.A.F. Program Administration Manual and the Servicing Procedures Manual, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Vehicle securing a Contract with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Contract.

              The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 2.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, selling the related Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Contract. The foregoing is subject to the provision that, in any case in which the Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Contract by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Vehicle shall be remitted directly by the Servicer to the Lockbox Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Vehicle, which expenses shall be properly documented by the Servicer and reviewed by NAF Corp., but only out of the cash proceeds of such Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, as set forth in Section 2.03(a)(iii) of the Paying Agent Agreement to the extent of such expenses. The Servicer shall recover such reasonable expenses based on the information contained in the Servicer's Certificate delivered on the related Determination Date. The Servicer shall pay on behalf of the Borrower any personal property taxes assessed on repossessed Vehicles; the Servicer shall be entitled to reimbursement of any such tax from Recoveries with respect to such Contract, as set forth in Section 2.03(a)(iii) of the Paying Agent Agreement.

              (b) If the Servicer elects to commence a legal proceeding to enforce a Loan Origination Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Collateral Agent to the Servicer of the rights under such Loan Origination Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Loan Origination Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Loan Origination Agreement or Dealer


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Assignment, the Collateral Agent, at the Borrower's expense, shall take such steps as the Servicer deems necessary to enforce the Loan Origination Agreement or Dealer Assignment, including bringing suit in its name. All amounts recovered shall be remitted directly by the Servicer to the Lockbox Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

              Section 2.4. Insurance. (a) The Servicer shall monitor the status of the Insurance Policies in accordance with its customary servicing procedures. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage insurance policy covering the related Vehicle (including during the repossession of such Vehicle) the Servicer shall be diligent in carrying on its customary servicing procedures to enforce the rights of the holder of the Contract thereunder to ensure that the Obligor obtains such physical loss and damage insurance.

              (b) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Borrower. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Borrower under such Insurance Policy to the Servicer for purposes of collection only.

              (c) NAF Corp. shall cause to be maintained a vendor's single interest or other Collateral protection insurance policy with respect to all Vehicles ("Blanket Policy") which policy by its terms insures against physical damage in the event any Obligor fails to maintain physical damage insurance with respect to the related Vehicle. The Borrower will be the named insured and loss payee under all policies of Blanket Policy. Each Vehicle shall be covered by Blanket Policy providing coverage upon repossession of such Vehicle.

              (d) The Premiums incurred by the Borrower in maintaining such Blanket Policy shall be paid by the Borrower as set forth in Section 2.03(a)(vi) of the Paying Agent Agreement.

              Section 2.5. Maintenance of Security Interests in Vehicles. Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Vehicle on behalf of the Borrower, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Contracts. The Lender hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Borrower as necessary because of the relocation of a Vehicle or for any other reason.

              Section 2.6. Covenants, Representations and Warranties of Servicer. The Servicer hereby makes the following representations, warranties and covenants to the other parties hereto and the Lender on which the Collateral Agent shall rely in accepting the Contracts.



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              (a)  The Servicer covenants as follows:

              (i) Liens in Force. The Vehicle securing each Contract shall not be released in whole or in part from the security interest granted by the Contract, except upon payment in full of the Contract or as otherwise contemplated herein;

              (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Borrower in the Contracts, the Loan Origination Agreements, the Dealer Assignments, the Insurance Policies or the other Collateral;

              (iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Contract, except in accordance with Section 2.2;

              (iv) Servicing of Contracts. The Servicer shall service the Contracts as required by the terms of this Agreement and in material compliance with the current Servicing Procedures Manual for servicing all its other comparable motor vehicle receivables;

              (v) Credit Bureaus. The Servicer shall supply such customary payment history information to credit reporting bureaus on a monthly basis as is permissible under applicable law;

              (vi) The Servicer shall obtain and maintain all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (involving the servicing of the Contracts as required by this Agreement) requires;

              (vii) The Servicer shall hold all Collateral items in its possession as custodian on behalf of the Lender;

              (viii) The Servicer, as requested by the Lender, shall deliver to the Lender any Lien Certificate, credit application, Contract, or other Collateral item which is in possession of the Servicer, within three Business Days of the Lender's request. To the extent that the Servicer does not so deliver any requested item with respect to any Contract by the opening of business on the fourth Business Day following such request, the Servicer shall deposit on the Lockbox Account an amount not less than 85% of such Contract's Outstanding Contract Balance;

              (ix) The Servicer shall track receipt of all Lien Certificates received by it, and shall report to NAF Corp. and the Lender on each Determination Date all Lien Certificates received by it during the prior Collection Period, together with all Lien Certificates not yet received as of the end of the prior Collection Period, as well as the origination dates of the related Contracts; and

              (x) The Servicer shall send to the Collateral Agent a copy of each Lien Certificate received by the Servicer.

              (b) The Servicer represents and warrants to the Borrower and the Collateral Agent as of the Closing Date as to itself:

              (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of the State of Texas, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

              (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions as shall require such qualification; in which the ownership or lease of property or the conduct of its business (involving the servicing of the Contracts as required by this Agreement) requires;

              (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and any Sub-Servicing Agreement and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and any Sub-Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action;

              (iv) Binding Obligation. This Agreement and the Servicer's Facility Agreements shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

              (v) No Violation. The consummation of the transactions contemplated by this Agreement and any Sub-Servicing Agreement, and the fulfillment of the terms of this Agreement and any Sub-Servicing Agreement, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties, or in any way materially adversely affect the interest of the Borrower in any Contract, or affect the Servicer's ability to perform its obligations under this Agreement;

              (vi) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any Sub-Servicing Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Sub-Servicing Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any Sub-Servicing Agreement, or (D) that could have a material adverse effect on the Contracts.

              (vii) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Servicer of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

              (viii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

              (ix) Chief Executive Office. The chief executive office of the Servicer is located at 6400 Imperial Drive, Waco, Texas 76712.

              Section 2.7. Indemnification. The Servicer shall indemnify the Lender, the Backup Servicer, the Collateral Agent, NAF Corp. and the Borrower against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties set forth in Section 2.5(a) or 2.6.

              Section 2.8. Servicing Fee; Payment of Certain Expenses by Servicer. (a) On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Basic Servicing Fee for the related Collection Period pursuant to the Paying Agent Agreement. The Servicer may retain any Supplemental Servicing Fee, or may receive such amounts from the Collection Account payable pursuant to the Paying Agent Agreement.

              (b) The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement. The Servicer shall be liable for the fees and expenses of each Sub-Servicer, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants.

              Section 2.9. Servicer's Certificate. No later than 10:00 a.m. Eastern time on each Determination Date, the Servicer shall deliver to the Collateral Agent, the Backup Servicer, NAF Corp. and the Lender a Servicer's Certificate executed by a Responsible Officer of the Servicer substantially in the form of Exhibit A hereto.

              Section 2.10. Quarterly Statement as to Compliance; Notice of Servicer Termination Event. (a) The Servicer shall deliver to the Borrower, the Backup Servicer, NAF Corp., the Lender and the Collateral Agent, on or before the last day of that quarter beginning on the date that is three months after the Closing Date, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding 3-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

              (b) The Servicer shall deliver to the Borrower, the Backup Servicer, the Collateral Agent and the Lender, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 4.1.

              Section 2.11. Annual Independent Accountants' Report. (a) The Servicer shall, at its expense, cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer, to deliver to the Borrower, the Backup Servicer, NAF Corp. and the Lender, on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 1997, a statement (the "Accountant's Report") addressed to the Board of Directors of the Servicer, to the Borrower, the Backup Servicer, the Lender and to the Collateral Agent, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included an examination of documents and records relating to the servicing of automobile installment sales contracts under servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the servicing agreements covered thereby, including this Agreement); (3) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio of automobile installment sales contracts; and (4) except as described in the statement, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. The Accountants' Report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates for the Borrower; (2) except as disclosed in the Report, no exceptions or errors in the Servicer's Certificates so examined were found; and (3) the delinquency and loss information relating to the Contracts contained in the Servicer Certificates were found to be accurate.

              (b) The Accountants' Report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

              Section 2.12. Access to Certain Documentation and Information Regarding Contracts. The Servicer shall provide to representatives of the Borrower, the Backup Servicer, the Lender and the Collateral Agent reasonable access to the documentation regarding the Contracts. Each of the Servicer will permit any authorized representative or agent designated by the Lender to visit and inspect any of the properties of the Borrower or the Servicer, as the case may be, to examine the corporate books and financial records of the Borrower or Servicer, as the case may be, its records relating to the Contracts, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Borrower or Servicer, as the case may be, with its principal officers, as applicable, and its independent accountants. Any expense incidental to the exercise by the Lender of any right under this Section 2.12 shall be borne by the Servicer. Such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this
Section 2.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 2.12 as a result of such obligation shall not constitute a breach of this Section 2.12.

              Section 2.13. Provision of Information. On or prior to the Backup Servicer Effective Date the Servicer shall supply the Backup Servicer with the Servicing Records as of a date at least as recent as the close of business on the second Business Day prior to the Backup Servicer Effective Date.

              On the first Business Day of each week, the Servicer will deliver to the Backup Servicer a computer tape or a diskette (or any other electronic transmission acceptable to the Backup Servicer) in a format reasonably acceptable to the Backup Servicer containing the Collection Records with respect to the Contracts as of the last Business Day of the prior week. The Backup Servicer shall use such tapes or diskettes (or other electronic transmission acceptable to the Backup Servicer) (x) to maintain an up-dated, parallel set of servicing records with respect to the Contracts and (y) to verify each monthly Servicer's Certificate delivered by the Servicer.

              The Backup Servicer shall certify to the Lender that it has verified each monthly Servicer's Certificate in accordance with this Section
2.13 and shall notify the Servicer and the Lender of any discrepancies, in each case, on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the fourth Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date.

              In addition, the Servicer shall, if so requested by the Lender, deliver to the Backup Servicer the Collection Records (as of the close of business on any Business Day) within one Business Day of demand therefor.

              Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

              Section 2.14. Fidelity Bond. The Servicer shall maintain a fidelity bond in such form and amount as is customary in the industry for entities acting as servicers of consumer contracts on behalf of institutional investors, which amount shall provide coverage of not less than $4,000,000 in the aggregate and single-occurrence coverage of $2,000,000.

              Section 2.15. Sub-Servicing Agreements Between Servicer and Sub-Servicers. The Servicer may enter into Sub-Servicing Agreements for any servicing and administration of any Contracts with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement and as to which the Lender, NAF Corp. and the Borrower have each given their prior written consent. The Servicer shall give notice to the Borrower, the Backup Servicer and the Collateral Agent of the appointment of any Sub-Servicer. For purposes of this Agreement, the Servicer shall be deemed to have received payments on any Contracts when any Sub-Servicer has received such payments. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement.

              Section 2.16. Successor Sub-Servicers. Each Sub-Servicing Agreement shall expressly provide that the Servicer, the Lender or the Backup Servicer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Contracts or enter into a Sub-Servicing Agreement with a successor Sub-Servicer. None of the Lender, the Collateral Agent nor the Backup Servicer shall have any duty or obligation to monitor or supervise the performance of any Sub-Servicer.

              In the event of termination of any Sub-Servicer by the Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Contracts or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer. The Servicer shall give written notice to the Lender and to the Backup Servicer of the termination of any Sub-Servicer.

              Any Sub-Servicing Agreement shall include (a) the provision that such agreement may be immediately terminated, without cause and without payment of any penalty or fee, by (x) the Backup Servicer or (y) the Lender, in either case in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Servicer Termination or an Event of Default), together with (b) a provision stating that none of the Backup Servicer, the Lender, the Collateral Agent or the Borrower (i) shall be deemed a party thereto and (ii) shall have any claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except as set forth herein.

              Section 2.17. Liability of Servicer. The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or otherwise, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Contracts. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such SubServicing Agreement shall be deemed to limit or modify this Agreement.

              Section 2.18. No Contractual Relationship Between Sub-Servicer and Trust, the Backup Servicer, the Lender, or the Collateral Agent. Any Sub-Servicing Agreement and any other transactions or services relating to the Contracts involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Borrower, the Backup Servicer, the Lender and the Collateral Agent shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 2.19.

              Section 2.19. Assumption or Termination of Sub-Servicing Agreement by Backup Servicer. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder pursuant to Section 4.2, it is understood and agreed that the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer may be assumed or terminated by the assuming party at its option.

              The Servicer shall, upon request of the Lender or of the Backup Servicer, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held thereunder and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.


                                  ARTICLE III
                           LIABILITY AND INDEMNITIES

              Section 3.1. Liability of Servicer; Indemnities. (a) The Servicer shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

              (b) The Servicer shall defend, indemnify and hold harmless the Borrower, the Backup Servicer, the Collateral Agent, NAF Corp., the Lender and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Vehicle;

              (c) The Servicer shall indemnify, defend and hold harmless the Borrower, the Backup Servicer, the Lender, NAF Corp., and the Collateral Agent, their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Borrower, the Backup Servicer, the Collateral Agent or the Lender through the breach of this Agreement, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement;

              (d) For purposes of this Section 3.1, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 3.2) as Servicer pursuant to Section 4.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 4.3. The provisions of this Section 3.1(f) shall in no way affect the survival pursuant to Section 3.1(g) of the indemnification by the Servicer provided by Sections 3.1(b) through 3.1(e); and

              (e) Indemnification under this Article shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding any other provision of this Agreement, the obligations of the Servicer described in this Section shall not terminate or be deemed released upon the resignation or termination of J-Hawk Servicing Corporation as the Servicer and shall survive any termination of this Agreement.

              Section 3.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or Backup Servicer. (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any Person
(i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this
Section 3.2(a) to the Borrower, NAF Corp. and the Collateral Agent. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii), (iii) and
(iv) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) the Servicer shall have delivered to the Borrower, the Collateral Agent and the Lender an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 3.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Borrower, the Collateral Agent, NAF Corp., and the Lender, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Collateral Agent in the Collateral and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

              (b) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

              Section 3.3. Limitation on Liability of Servicer, Backup Servicer and Others. Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or Backup Servicer shall be under any liability to the Borrower, the Lender or NAF Corp., except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties (including negligence with respect to the Servicer's indemnification obligations hereunder), by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer, Backup Servicer or such person, as the case may be; further provided, that this provision shall not affect any liability to indemnify the Collateral Agent for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Collateral Agent in its individual capacity. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or Backup Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability.

              Section 3.4. Delegation of Duties. So long as J-Hawk Servicing Corporation is the Servicer, the Servicer may delegate duties under this Agreement to an Affiliate of JHawk Servicing Corporation with the prior written consent of the NAF Corp., the Lender, the Borrower and the Backup Servicer. The Servicer also may at any time perform the specific duty of repossession of Vehicles through sub-contractors who are in the business of repossessing vehicles which secure automotive receivables, and may perform other specific duties through such sub-contractors with the prior written consent of the Lender, provided, however, that no such delegation or subcontracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. Neither J-Hawk Servicing Corporation nor any other party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Collateral Agent, the Borrower, the Lender and the Backup Servicer.

              Section 3.5. Servicer and Backup Servicer Not to Resign. (a) Subject to the provisions of Section 3.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except with the prior written consent of the Lender. No resignation of the Servicer shall become effective until, the Backup Servicer or an entity acceptable to the Lender shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, an entity acceptable to the Lender shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation as permitted by this Section 3.5, the Backup Servicer may petition a court for its removal.

              (b) The Borrower may, with the prior written consent of the Lender upon 45 days' notice to the Servicer, terminate the Servicer as Servicer hereunder without cause.


                                  ARTICLE IV
                          SERVICER TERMINATION EVENTS

              Section 4.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

              (a) Any failure by the Servicer to deliver to the Lockbox or to the Collateral Agent for distribution any proceeds or payment required to be so delivered under the terms hereof that continues unremedied for a period of two Business Days after written notice is received by the Servicer or after discovery of such failure by a Responsible Officer of the Servicer;

              (b) Failure by the Servicer (i) to deliver the Servicer's Certificate required by Section 2.9 within five (5) days after the date such certificate is required to be delivered or (ii) to deliver to the Backup Servicer the Weekly Collection Records required by Section 2.9 within two (2) days after the date such records are required to be delivered;

              (c) Failure on the part of the Servicer to observe its covenants and agreements set forth in Section 3.2(a);

              (d) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Collateral Agent or the Lender;

              (e) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

              (f) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing;

              (g) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Borrower or the Lender and, within 30 days after written notice thereof shall have been given to the Servicer by the Lender, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

              (h) A material adverse change from the date hereof in the business, properties, operations, prospects or financial or other condition of the Servicer, as determined by Lender in its reasonable, good faith business judgment; or



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              (i) The occurrence of an "Event of Default" under the Credit
      Agreement which is not waived by the Lender.

              Section 4.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing the Lender shall thereafter have the right to direct all activities of the Servicer with respect to the Collateral, including the right to direct the Servicer to deliver any portion of the Collateral then held by the Servicer to the location designated by the Lender; in addition, by notice given in writing to the Servicer may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer; provided, however, that the Backup Servicer (i) shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the Backup Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the prior Servicer and (ii) shall have no duty or obligation with respect to the Servicer's obligations set forth in Sections 2.8(b). The Backup Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Contracts and the other Collateral and related documents to show the Collateral Agent as lienholder or secured party on the related Lien Certificates, or otherwise. The prior Servicer agrees to cooperate with the Backup Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement, including, without limitation, the transfer to the Backup Servicer for administration by it of all cash amounts that shall at the time be held by the prior Servicer for deposit, or have been deposited by the prior Servicer, in the Collection Account or thereafter received with respect to the Contracts and the delivery to the Backup Servicer of all Contract Files, Servicing Records and Collection Records and a computer tape in readable form containing all information necessary to enable the Backup Servicer or a successor Servicer to service the Contracts and the other Collateral. If requested by the Lender, the Backup Servicer or successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Contracts directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 2.2(e)), or to a lockbox established by the successor Servicer at the direction of the Lender, at the prior Servicer's expense. The Backup Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer pursuant to the preceding sentence. The terminated Servicer shall grant the Collateral Agent, the Backup Servicer and the Lender reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

              Section 4.3. Appointment of Successor. (a) On and after (i) the time the Servicer receives a notice of termination pursuant to Section 4.2 or
(ii) upon the resignation of the Servicer pursuant to Section 3.5, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement; provided, however, that the Backup Servicer (i) shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement or in any related document or agreement and (ii) shall have no duty or obligation with respect to the Servicer's obligations set forth in Section 2.8(b). The Backup Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section
4.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, the Backup Servicer may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending such appointment, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 3.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 4.2 or the resignation of the Servicer pursuant to Section
3.5. If upon the termination of the Servicer pursuant to Section 4.2 or the resignation of the Servicer pursuant to Section 3.5, the Lender appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

              (b) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed for any reason, the Lender and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall be payable out of funds on deposit in the Collection Account. In addition, any successor Servicer shall be entitled, out of funds in the Collection Account, to reasonable transition expenses incurred in acting as successor Servicer.

              Section 4.4. Waiver of Past Defaults. The Lender may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                   ARTICLE V
                           MISCELLANEOUS PROVISIONS

              Section 5.1. Amendment. This Agreement may be amended from time to time by the parties hereto only by a written instrument executed by all such parties and consented to by the Lender.

              Section 5.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the


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






principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

              Section 5.3. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

              Section 5.4. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 3.2 and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer, this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

              Section 5.5. Governing Law; Waiver. (a) This Servicing Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with the law of the State of New York, without regard to the conflicts of law principles thereof.

              (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

                (I) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY AGREEMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

               (II) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD
OR CLAIM THE SAME;

              (III) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 5.7 OR AT SUCH OTHER ADDRESS OF WHICH ALL OF THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

               (IV)   AGREES THAT NOTHING HEREIN SHALL AFFECT THE
RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER


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






PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER
JURISDICTION;

                (V) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES; AND

               (VI) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERVICING AGREEMENT OR ANY OTHER FACILITY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

            Section 5.6. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

            Section 5.7. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, the Servicer, at the following address:
J-Hawk Servicing Corporation, 6400 Imperial Drive, Waco, Texas 76712, P.O. Box 8216, Waco, Texas 76712-8216, phone 817-751-1750, fax 817-751-1208, Attention:
James T. Sartain, (b) in the case of the Borrower or NAF Corp., at the following address: N.A.F. Auto Loan Trust, 4545 Fuller Drive, Suite 101, Irving, Texas 75038, Attention: Jim W. Moore, (c) in the case of the Collateral Agent, at the following address: Texas Commerce Bank, 2200 Ross Avenue, Dallas, Texas 75201,
Attention: Structured Capital, fax 214-965-3577, and (d) in the case of the Lender, at the following address: ContiTrade Services L.L.C., 277 Park Avenue, New York, New York 10172, phone 212-207-2822, fax 212-207-2935, Attention: Chief Counsel, or at such other address as shall be designated by any such party in a written notice to the other parties.

            Section 5.8. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Borrower, the Backup Servicer, NAF Corp., the Lender and the Collateral Agent and their respective permitted successors and assigns, if any.



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






            IN WITNESS WHEREOF, the Borrower, the Servicer, NAF Corp. and the Lender have caused this Servicing Agreement to be duly executed by their respective officers, effective as of the day and year first above written.



                                    N.A.F. AUTO LOAN TRUST

                                    By:   DELAWARE TRUST COMPANY, not
                                          in its individual capacity, but solely
                                          as Owner Trustee on behalf of N.A.F.
                                          AUTO LOAN TRUST


                                    By /s/  Richard N. Smith
                                    Name:  Richard N. Smith
                                    Title:   Vice President


                                    J-HAWK SERVICING CORPORATION



                                    By /s/  Matt A. Landry, Jr.
                                    Name:   Matt A. Landry, Jr.
                                    Title:     Executive Vice President


                                    NATIONAL AUTO FUNDING
                                    CORPORATION



                                    By /s/   Jim W. Moore
                                    Name:   Jim W. Moore
                                    Title:     President

                                    CONTITRADE SERVICES L.L.C.


                                    By /s/ Susan E. O'Donovan
                                    Name: Susan E. O'Donovan
                                    Authorized Signatory

                                    By /s/ Jerome M. Perelson
                                    Name: Jerome M. Perelson
                                    Authorized Signatory

                                                                   EXHIBIT A

                         FORM OF SERVICER'S CERTIFICATE


                          J-HAWK SERVICING CORPORATION
                           Monthly Servicing Report:
                             N.A.F. Auto Loan Trust
                       Collection Period Ending: dd/mm/yy



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